UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2022

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street
Indiana	PA	15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FCF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On August 30, 2022, First Commonwealth Financial Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Centric Financial Corporation (“Centric”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Centric will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. It is anticipated that following the consummation of the Merger, Centric Bank, a Pennsylvania state-chartered bank and wholly owned subsidiary of Centric, will merge with and into First Commonwealth Bank, a Pennsylvania state-chartered bank and trust company and wholly owned subsidiary of the Company, with First Commonwealth Bank as the surviving bank. The Merger Agreement was unanimously approved by the Board of Directors of each of the Company and Centric.
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Centric shareholders will be entitled to receive 1.09 shares of Company common stock for each share of Centric common stock. The aggregate merger consideration, including consideration to be paid to holders of outstanding Centric stock options and warrants, is approximately $137 million based on the closing price of the Company’s common stock on August 29, 2022. Each outstanding option and warrant to acquire shares of Centric common stock will be cancelled in exchange for shares of Company common stock equal to the value of the option or warrant, if any. In addition, unvested restricted stock will vest in full upon the merger and will be entitled to receive the merger consideration.
The Merger Agreement contains customary representations and warranties from the Company and Centric, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Centric’s businesses during the interim period between the execution of the Merger Agreement and the closing of the Merger, (2) Centric’s obligations to facilitate its shareholders’ consideration of, and voting upon, the Merger Agreement and the Merger, (3) the recommendation by the Board of Directors of Centric in favor of approval of the Merger Agreement and the Merger by its shareholders, and (4) Centric’s non-solicitation obligations relating to alternative business combination transactions.
The completion of the Merger is subject to the approval of Centric shareholders, regulatory approvals and customary closing conditions and is expected to close during the first quarter of 2023. Immediately following the Merger, the Company will designate Patricia A. Husic, the President and Chief Executive Officer of Centric, to the Board of Directors of the Company.
The Merger Agreement contains customary termination rights for both the Company and Centric, including the right of Centric to terminate the Merger Agreement if, during a specified period prior to the closing of the Merger, the volume weighted average closing price of the Company common stock over the 10 trading days prior to such period is less than 80% of its volume weighted average closing price over the 10 trading days immediately prior to the announcement of the Merger Agreement, and the Company common stock underperforms a specified peer group index by more than 20% (provided, that, the Company will have a right, but no obligation, to increase the merger consideration to prevent termination by Centric under these circumstances). The Merger Agreement further provides that a termination payment of $6 million will be payable by Centric to the Company upon termination of the Merger Agreement under certain circumstances.
In connection with the execution of the Merger Agreement, directors and certain executive officers of Centric entered into a voting and support agreement with the Company in which they have agreed, among other things and solely in their capacity as stockholders, to vote the shares of Centric common stock owned beneficially by such stockholders in favor of the Merger Agreement and the actions contemplated in the Merger Agreement and to vote against proposals in opposition to, or in competition with, the Merger, at the every meeting of Centric’s shareholders at which these matters are considered.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Centric, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Centric or any of their respective subsidiaries or affiliates. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will file in connection with the Merger, as well as in the other filing that the Company makes with the Securities and Exchange Commission (“SEC”).

Item 7.01	Regulation FD Disclosure
The Company’s investor presentation, dated August 30, 2022, relating to the Merger is attached as Exhibit 99.1 and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 8.01	Other Events
On August 30, 2022, the Company and Centric issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
In connection with the Merger, the Company will file a registration statement on Form S‑4 with the SEC. The registration statement will include a proxy statement for Centric, and a prospectus of the Company, that will be sent to Centric’s shareholders seeking certain approvals related to the proposed Merger.
THE SHAREHOLDERS OF CENTRIC ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement/prospectus and other relevant materials (when they become available), and any other documents the Company has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents the Company has filed with the SEC by contacting Matthew C. Tomb, Chief Risk Officer and General Counsel, First Commonwealth Financial Corporation, 601 Philadelphia Street, Indiana, PA 15701, telephone: (800) 711-2265, and may obtain free copies of the proxy statement/prospectus by contacting Sandra L. Schultz , Chief Financial Officer, Centric Financial Corporation, 4320 Linglestown Road, Harrisburg, PA 17112, telephone: (717) 657-7727.
Centric and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Centric in connection with the proposed Merger. Information concerning such participants’ ownership of Centric common stock will be set forth in the proxy statement/prospectus relating to the Merger when they become available.
The information in this Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed Merger or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Forward-looking Statements:
This Current Report on Form 8-K contains “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of the Company and Centric.
Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in First Commonwealth reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward- looking statements or historical performance: ability to obtain regulatory approvals in a timely manner and without significant expense or other burdens; ability to meet other closing conditions to the merger, including approval by Centric shareholders; delay in closing the merger; difficulties and delays in integrating the businesses of Centric and First Commonwealth or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of First Commonwealth products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize anticipated cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and the actions and policies of the federal and state bank regulatory authorities and legislative and regulatory actions and reforms. First

Commonwealth and Centric undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this report.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between First Commonwealth Financial Corporation and Centric Financial Corporation, dated August 30, 2022*
99.1	Investor Presentation dated August 30, 2022
99.2	Press Release dated August 30, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).
* The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 30, 2022

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ James R. Reske
Name:	James R. Reske
Title:	Executive Vice President, Chief Financial Officer and Treasurer